EXHIBIT 99.1
                                                                    ------------


            CHESAPEAKE ENERGY CORPORATION ANNOUNCES FINAL RESULTS OF 6.0% CUMULATIVE CONVERTIBLE PREFERRED STOCK EXCHANGE OFFER

OKLAHOMA CITY, OKLAHOMA, DECEMBER 29, 2004 - Chesapeake Energy Corporation (NYSE:CHK) today announced the final results of its previously announced offer to exchange 5.3260 shares of its common stock for each outstanding share of its 6.0% Cumulative Convertible Preferred Stock (CUSIP Nos. 165167-70-1 and 165167-60-2), commenced on November 30, 2004. The exchange offer expired at 12:00 midnight EST on Tuesday, December 28, 2004.

Chesapeake issued 20,754,817 shares of its common stock in exchange for 3,896,890 shares, or 97%, of its outstanding 6.0% Cumulative Convertible Preferred Stock tendered in the exchange offer. 103,110 shares of the Preferred Stock remained outstanding at the expiration of the exchange offer. The Preferred Stock is listed on the New York Stock Exchange under the symbol "CHKPrA", and Chesapeake's common stock is listed on the New York Stock Exchange under the symbol "CHK".

The exchange offer was made pursuant to an exchange offer prospectus dated November 30, 2004 (as amended on December 16, 2004) contained in a registration statement filed by Chesapeake with the Securities and Exchange Commission. Copies of the prospectus contained in the registration statement may be obtained from the Information Agent for the exchange offer, MacKenzie Partners, Inc., who may be reached at 800-322-2885 (US toll-free) and 212-929-5500 (collect). The exchange offer prospectus and other related documents filed with the Securities and Exchange Commission may also be obtained at the Commission's web site, http://www.sec.gov.

The Company engaged UBS Securities LLC to act as dealer manager in connection with the Offer. Questions regarding the Offer may be directed to UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 at (888) 722-9555, x4210 (US toll-free) and (203) 719-4210 (collect).

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.


CHESAPEAKE ENERGY CORPORATION IS THE SIXTH LARGEST INDEPENDENT PRODUCER OF NATURAL GAS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS, TEXAS GULF COAST AND ARK-LA-TEX REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.